KEYCORP REPORTS FOURTH QUARTER 2019 NET INCOME OF $439 MILLION,
OR $.45 PER DILUTED COMMON SHARE

Diluted earnings per common share of $.48(a), excluding $.03 per diluted common share related to a previously disclosed fraud and a pension settlement charge

Seventh consecutive year of positive operating leverage
Positive momentum in core businesses: solid growth in loans and deposits
Strong expense management: noninterest expense down 3% from 4Q18
Significant capital return: 9% increase in common share dividend and
$868 million in share repurchases in 2019

CLEVELAND, January 23, 2020 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $439 million, or $.45 per diluted common share for the fourth quarter of 2019, compared to $383 million, or $.38 per diluted common share, for the third quarter of 2019 and $459 million, or $.45 per diluted common share, for the fourth quarter of 2018. Key’s fourth quarter 2019 diluted earnings per share was $.48(a), excluding $.03 per diluted common share related to a previously disclosed fraud and a pension settlement charge. Key's results in the third quarter of 2019 and the fourth quarter of 2018 also included notable items; additional detail can be found on page 24 of this release.

"Key’s fourth quarter results marked a good finish to another strong year for our company. We achieved our seventh consecutive year of positive operating leverage, supported by solid balance sheet growth, continued momentum in our fee-based businesses and strong expense control. Across our company, we continued to add and expand client relationships, which drove growth in loans, deposits and fees.

Our ongoing focus on expense management and continuous improvement resulted in lower expenses for the year and a 140 basis point improvement in our cash efficiency ratio, excluding notable items. While we have continued to reduce costs, we remain committed to making strategic investments that will drive future growth and returns. Our recent investments in talent, products and capabilities, including our Laurel Road acquisition in April of last year, have exceeded our expectations, benefiting our top line growth, improving the client experience and driving efficiency.

Strong risk management and being disciplined with our capital have also remained top priorities. Credit quality trends remained solid this quarter, and we continue to be diligent in our credit underwriting. We have also returned capital to our shareholders throughout the year in the form of share repurchases and a 9% increase in our common stock dividend.

Our CEO transition continues to progress smoothly, and we remain very confident in the way we have positioned Key for the future. We fully expect to continue on the path to achieve our long-term targets and drive improved returns."

     - Beth Mooney, Chairman & CEO

(a) Non-GAAP measure; please refer to pages 14-15 of this release for additional detail and reconciliation

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

Selected Financial Highlights

dollars in millions, except per share data				Change 4Q19 vs.
	4Q19	3Q19	4Q18	3Q19	4Q18
Income (loss) from continuing operations attributable to Key common shareholders	$439	$383	$459	14.6%	(4.4)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.45	.38	.45	18.4	—
Return on average tangible common equity from continuing operations (a)	14.09%	12.38%	16.40%	N/A	N/A
Return on average total assets from continuing operations	1.27	1.14	1.37	N/A	N/A
Common Equity Tier 1 ratio (b)	9.43	9.48	9.93	N/A	N/A
Book value at period end	$15.54	$15.44	$13.90	.6%	11.8%
Net interest margin (TE) from continuing operations	2.98%	3.00%	3.16%	N/A	N/A

(a)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

(b)	12/31/19 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions					Change 4Q19 vs.
	4Q19	3Q19	4Q18	3Q19	4Q18
Net interest income (TE)	$987	$980		$1,008.7%	(2.1)%
Noninterest income	651	650	645.2		.9
Total revenue	$1,638	$1,630		$1,653.5%	(.9)%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $987 million for the fourth quarter of 2019, compared to taxable-equivalent net interest income of $1.0 billion for the fourth quarter of 2018. The decrease in net interest income reflects a lower net interest margin, which was partially offset by an increase in earning asset balances. The net interest margin was impacted by a lag in deposit pricing as interest rates moved lower. Additionally, purchase accounting accretion declined $8 million.

Compared to the third quarter of 2019, taxable-equivalent net interest income increased by $7 million. The increase was driven by higher earning asset balances, partially offset by a slight decline in the net interest margin. The net interest margin reflected lower earning asset yields and the benefit of lower interest-bearing deposit costs.

Noninterest Income

dollars in millions				Change 4Q19 vs.
	4Q19	3Q19	4Q18	3Q19	4Q18
Trust and investment services income	$120	$118	$121	1.7%	(.8)%
Investment banking and debt placement fees	181	176	186	2.8	(2.7)
Service charges on deposit accounts	86	86	84	—	2.4
Operating lease income and other leasing gains	39	42	28	(7.1)	39.3
Corporate services income	65	63	58	3.2	12.1
Cards and payments income	67	69	68	(2.9)	(1.5)
Corporate-owned life insurance income	39	32	39	21.9	—
Consumer mortgage income	14	14	7	—	100.0
Mortgage servicing fees	26	23	21	13.0	23.8
Other income	14	27	33	(48.1)	(57.6)
Total noninterest income	$651	$650	$645.2%		.9%

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

Key’s noninterest income was $651 million for the fourth quarter of 2019, compared to $645 million for the year-ago quarter. The increase reflects higher operating lease income, as well as growth in corporate services income, driven by higher derivatives income. Investments made in Key's mortgage business continue to drive consumer mortgage income and mortgage servicing fees.

Compared to the third quarter of 2019, noninterest income increased by $1 million, due to growth in investment banking and debt placement fees, related to an increase in commercial mortgage income, as well as seasonally higher corporate-owned life insurance income. The increase was partially offset by lower other income.

Noninterest Expense

dollars in millions				Change 4Q19 vs.
	4Q19	3Q19	4Q18	3Q19	4Q18
Personnel expense	$551	$547	$576.7%		(4.3)%
Nonpersonnel expense	429	392	436	9.4	(1.6)
Total noninterest expense	$980	$939	$1,012	4.4%	(3.2)%

Key’s noninterest expense was $980 million for the fourth quarter of 2019, compared to $1.0 billion in the year-ago quarter and $939 million in the prior quarter. The fourth quarter of 2019 included notable items of $22 million, which consist of a pension settlement charge and professional fees related to a previously disclosed fraud loss. The year-ago period included notable items of $41 million, which were efficiency-related expenses and a pension settlement charge, while no notable items were reported in the prior period.

Excluding notable items, noninterest expense decreased by $13 million from the year-ago period, reflecting the successful implementation of Key's expense initiatives, which drove personnel expenses lower. These expenses were partially offset by additional expenses from Laurel Road, which was acquired in April 2019.

Noninterest expense increased $41 million from the prior quarter. The increase was primarily driven by notable items in the quarter - a pension settlement charge of $18 million and professional fees related to a previously disclosed fraud loss of $4 million, as well as seasonally higher business and professional fees and an increase in incentive compensation, driven by higher stock-based compensation related to a quarterly increase in share price.

BALANCE SHEET HIGHLIGHTS

Average Loans

dollars in millions				Change 4Q19 vs.
	4Q19	3Q19	4Q18	3Q19	4Q18
Commercial and industrial (a)	$48,345	$48,322	$45,129	—	7.1%
Other commercial loans	19,312	19,016	20,899	1.6%	(7.6)
Total consumer loans	25,950	24,618	23,260	5.4	11.6
Total loans	$93,607	$91,956	$89,288	1.8%	4.8%

(a)
Commercial and industrial average loan balances include $146 million, $144 million, and $132 million of assets from commercial credit cards at December 31, 2019, September 30, 2019, and December 31, 2018, respectively.

Average loans were $93.6 billion for the fourth quarter of 2019, an increase of $4.3 billion compared to the fourth quarter of 2018. Commercial loans increased $1.6 billion, reflecting broad-based growth in commercial and industrial loans, partially offset by declines in commercial mortgage and construction loans. Consumer loans increased $2.7 billion, driven by solid growth from Laurel Road, residential mortgage loans, and indirect auto lending.

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

Compared to the third quarter of 2019, average loans increased by $1.7 billion, driven by growth from Laurel Road, residential mortgage, and indirect auto loans. Commercial loans increased $319 million from the prior quarter, reflecting growth in commercial mortgage loans.

Average Deposits

dollars in millions				Change 4Q19 vs.
	4Q19	3Q19	4Q18	3Q19	4Q18
Non-time deposits	$100,518	$97,205	$94,480	3.4%	6.4%
Certificates of deposit ($100,000 or more)	6,899	7,625	8,217	(9.5)	(16.0)
Other time deposits	5,187	5,449	5,255	(4.8)	(1.3)
Total deposits	$112,604	$110,279	$107,952	2.1%	4.3%

Cost of total deposits	.71%	.82%	.64%	N/A	N/A

N/A = Not Applicable

Average deposits totaled $112.6 billion for the fourth quarter of 2019, an increase of $4.7 billion compared to the year-ago quarter, reflecting growth from consumer and commercial relationships.

Compared to the third quarter of 2019, average deposits increased by $2.3 billion, primarily driven by short-term and seasonal commercial deposits.

ASSET QUALITY

dollars in millions				Change 4Q19 vs.
	4Q19	3Q19	4Q18	3Q19	4Q18
Net loan charge-offs	$99	$196	$60	(49.5)%	65.0%
Net loan charge-offs to average total loans	.42%	.85%	.27%	N/A	N/A
Nonperforming loans at period end (a)	$577	$585	$542	(1.4)	6.5
Nonperforming assets at period end (a)	715	711	577.6		23.9
Allowance for loan and lease losses	900	893	883.8		1.9
Allowance for loan and lease losses to nonperforming loans (a)	156.0%	152.6%	162.9%	N/A	N/A
Provision for credit losses	$109	$200	$59	(45.5)%	84.7%

(a)	Nonperforming loan balances exclude $446 million, $497 million, and $575 million of purchased credit impaired loans at December 31, 2019, September 30, 2019, and December 31, 2018, respectively.
N/A = Not Applicable

In the fourth quarter of 2019 and the third quarter of 2019, Key realized pre-tax losses related to a previously disclosed fraud incident of $16 million and $123 million, respectively. Excluding the fraud losses, Key’s provision for credit losses was $93 million for the fourth quarter of 2019, compared to $59 million for the fourth quarter of 2018 and $77 million for the third quarter of 2019. Key’s allowance for loan and lease losses was $900 million, or .95% of total period-end loans at December 31, 2019, compared to .99% at December 31, 2018, and .96% at September 30, 2019.

Excluding the fraud loss, net loan charge-offs for the fourth quarter of 2019 totaled $83 million, or .35% of average total loans. These results compare to $60 million, or .27%, for the fourth quarter of 2018, and $73 million, or .31%, for the third quarter of 2019.

At December 31, 2019, Key’s nonperforming loans totaled $577 million, which represented .61% of period-end portfolio loans. These results compare to .61% at December 31, 2018, and .63% at September 30, 2019. Nonperforming assets at December 31, 2019, totaled $715 million, and represented .75% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to .64% at December 31, 2018, and .77% at September 30, 2019.

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2019.

Capital Ratios

	12/31/2019	9/30/2019	12/31/2018
Common Equity Tier 1 (a)	9.43%	9.48%	9.93%
Tier 1 risk-based capital (a)	10.85	10.91	11.08
Total risk based capital (a)	12.77	12.90	12.89
Tangible common equity to tangible assets (b)	8.64	8.58	8.30
Leverage (a)	9.86	9.93	9.89

(a)	12/31/2019 ratio is estimated.

(b)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

Key's capital position remained strong in the fourth quarter of 2019. As shown in the preceding table, at December 31, 2019, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.43% and 10.85%, respectively. Key's tangible common equity ratio was 8.64% at December 31, 2019.

As a “standardized approach” banking organization, Key’s mandatory compliance with the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”) began on January 1, 2015, subject to transitional provisions. Key’s estimated Common Equity Tier 1 ratio as calculated under the fully phased-in Regulatory Capital Rules was 9.35% at December 31, 2019. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 4Q19 vs.
	4Q19	3Q19	4Q18	3Q19	4Q18
Shares outstanding at beginning of period	988,538	1,003,114	1,034,287	(1.5)%	(4.4)%
Open market repurchases and return of shares under employee compensation plans	(12,968)	(15,076)	(15,216)	(14.0)	(14.8)
Shares issued under employee compensation plans (net of cancellations)	1,619	500	432	223.8	274.8
Shares outstanding at end of period	977,189	988,538	1,019,503	(1.1)%	(4.2)%

Consistent with Key's 2019 Capital Plan, during the fourth quarter of 2019, Key declared a dividend of $.185 per common share. Key also completed $241 million of common share repurchases during the quarter.

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

Major Business Segments

dollars in millions				Change 4Q19 vs.
	4Q19	3Q19	4Q18	3Q19	4Q18
Revenue from continuing operations (TE)
Consumer Bank	$825	$833	$829	(1.0)%	(.5)%
Commercial Bank	771	779	771	(1.0)	—
Other (a)	42	18	53	133.3	(20.8)%
Total	$1,638	$1,630	$1,653.5%		(.9)%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$166	$194	$177	(14.4)%	(6.2)%
Commercial Bank	315	304	302	3.6	4.3
Other (a), (b)	(12)	(82)	5	N/M	N/M
Total	$469	$416	$484	12.7%	(3.1)%

(a)
Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.

(b)
Other segments included $12 million and $94 million, after tax, of notable items related to a previously disclosed fraud loss for the third quarter and fourth quarters of 2019, respectively; additional detail can be found on page 24 of this release.

TE = Taxable Equivalent, N/M = Not Meaningful

Consumer Bank

dollars in millions				Change 4Q19 vs.
	4Q19	3Q19	4Q18	3Q19	4Q18
Summary of operations
Net interest income (TE)	$586	$595	$598	(1.5)%	(2.0)%
Noninterest income	239	238	231.4		3.5
Total revenue (TE)	825	833	829	(1.0)	(.5)
Provision for credit losses	55	48	43	14.6	27.9
Noninterest expense	552	531	554	4.0	(.4)
Income (loss) before income taxes (TE)	218	254	232	(14.2)	(6.0)
Allocated income taxes (benefit) and TE adjustments	52	60	55	(13.3)	(5.5)
Net income (loss) attributable to Key	$166	$194	$177	(14.4)%	(6.2)%

Average balances
Loans and leases	$34,148	$32,760	$31,241	4.2%	9.3%
Total assets	37,729	36,417	34,450	3.6	9.5
Deposits	73,561	72,995	70,426.8		4.5

Assets under management at period end	$40,833	$39,416	$36,775	3.6%	11.0%

TE = Taxable Equivalent

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

Additional Consumer Bank Data

dollars in millions				Change 4Q19 vs.
	4Q19	3Q19	4Q18	3Q19	4Q18
Noninterest income
Trust and investment services income	$91	$90	$89	1.1%	2.2
Service charges on deposit accounts	58	58	57	—	1.8%
Cards and payments income	52	52	51	—	2.0
Other noninterest income	38	38	34	—	11.8
Total noninterest income	$239	$238	$231.4%		3.5%

Average deposit balances
NOW and money market deposit accounts	$44,765	$43,638	$41,189	2.6%	8.7%
Savings deposits	4,332	4,406	4,579	(1.7)	(5.4)
Certificates of deposit ($100,000 or more)	6,065	6,488	5,863	(6.5)	3.4
Other time deposits	5,164	5,430	5,239	(4.9)	(1.4)
Noninterest-bearing deposits	13,235	13,033	13,556	1.5	(2.4)
Total deposits	$73,561	$72,995	$70,426.8%		4.5%

Home equity loans
Average balance	$10,295	$10,413	$11,144
Combined weighted-average loan-to-value ratio (at date of origination)	70%	70%	70%
Percent first lien positions	61	60	60

Other data
Branches	1,098	1,101	1,159
Automated teller machines	1,420	1,422	1,505

Consumer Bank Summary of Operations (4Q19 vs. 4Q18)

•	Net income attributable to Key of $166 million for the fourth quarter of 2019, compared to $177 million for the year-ago quarter

•
Taxable equivalent net interest income decreased by $12 million, or 2.0%, from the fourth quarter of 2018, with balance sheet growth offset by lower purchase accounting accretion and change in deposit mix

•	Average loans and leases increased $2.9 billion, or 9.3%. This was driven by Laurel Road along with strength in residential mortgage and indirect auto lending

•	Average deposits increased $3.1 billion, or 4.5%, from the fourth quarter of 2018. This was driven by growth in money market deposits, reflecting Key’s relationship strategy

•	Provision for credit losses increased $12 million compared to the fourth quarter of 2018, driven by balance sheet growth. Credit quality remained stable to the year-ago quarter

•	Noninterest income increased $8 million, or 3.5%, from the year ago quarter, driven by growth in consumer mortgage income

•
Noninterest expense decreased $2 million, or 0.4%, from the year ago quarter. The decline reflects the benefit of efficiency initiatives and strong expense discipline. The decline in expense was partially offset by expenses related to the acquisition of Laurel Road

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

Commercial Bank

dollars in millions				Change 4Q19 vs.
	4Q19	3Q19	4Q18	3Q19	4Q18
Summary of operations
Net interest income (TE)	$416	$399	$417	4.3%	(.2)%
Noninterest income	355	380	354	(6.6)	.3
Total revenue (TE)	771	779	771	(1.0)	—
Provision for credit losses	38	32	17	18.8	123.5
Noninterest expense	388	372	401	4.3	(3.2)
Income (loss) before income taxes (TE)	345	375	353	(8.0)	(2.3)
Allocated income taxes and TE adjustments	30	71	51	(57.7)	(41.2)
Net income (loss) attributable to Key	$315	$304	$302	3.6%	4.3%

Average balances
Loans and leases	$58,535	$58,215	$56,884.5%		2.9%
Loans held for sale	1,465	1,325	2,250	10.6	(34.9)
Total assets	67,135	66,549	65,603	0.9	2.3
Deposits	38,224	36,204	35,113	5.6%	8.9%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Commercial Bank Data

dollars in millions				Change 4Q19 vs.
	4Q19	3Q19	4Q18	3Q19	4Q18
Noninterest income
Trust and investment services income	$29	$28	$32	3.6%	(9.4)%
Investment banking and debt placement fees	179	176	186	1.7	(3.8)
Operating lease income and other leasing gains	39	40	27	(2.5)	44.4

Corporate services income	58	56	51	3.6	13.7
Service charges on deposit accounts	27	27	26	—	3.8
Cards and payments income	15	16	17	(6.3)	(11.8)
Payments and services income	100	99	94	1.0	6.4

Mortgage servicing fees	19	20	18	(5.0)	5.6
Other noninterest income	(11)	17	(3)	(164.7)	266.7
Total noninterest income	$355	$380	$354	(6.6)%	0.3%

N/M = Not Meaningful

Commercial Bank Summary of Operations (4Q19 vs. 4Q18)

•	Net income attributable to Key of $315 million for the fourth quarter of 2019, compared to $302 million for the year-ago quarter

•	Taxable-equivalent net interest income decreased by $1 million, compared to the fourth quarter of 2018, with balance sheet growth offset by lower loan fees and loan spread compression

•	Average loan and lease balances increased $1.7 billion, or 2.9%, compared to the fourth quarter of 2018, driven by broad-based growth in commercial and industrial loans

•	Average deposit balances increased $3.1 billion, or 8.9%, compared to the fourth quarter of 2018, driven by growth in core deposits

•	Provision for credit losses increased $21 million compared to the fourth quarter of 2018, driven by higher recoveries in the fourth quarter of 2018

•	Noninterest income increased $1 million from the prior year, reflecting stable customer activity

•	Noninterest expense decreased by $13 million, or 3.2%, from the fourth quarter of 2018. The decline reflects the benefit of efficiency initiatives and strong expense discipline

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

*******************************************

KeyCorp's roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $145.0 billion at December 31, 2019.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,100 branches and more than 1,400 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Emily J. Mills	Tracy Pesho
216.689.7781	216.471.2825
emills@key.com	Tracy_Pesho@KeyBank.com

Melanie S. Kaiser	Twitter: @keybank
216.689.4545
Melanie_S_Kaiser@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2018, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive regulation of the U.S. financial services industry. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, January 23, 2020. An audio replay of the call will be available through February 2, 2020.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

KeyCorp
Fourth Quarter 2019
Financial Supplement

Page
12	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
16	Consolidated Balance Sheets
17	Consolidated Statements of Income
18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
20	Noninterest Expense
20	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
21	Summary of Changes in Loans Held for Sale
22	Summary of Loan and Lease Loss Experience From Continuing Operations
23	Asset Quality Statistics From Continuing Operations
23	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
23	Summary of Changes in Nonperforming Loans From Continuing Operations
24	Line of Business Results

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	12/31/2019	9/30/2019	12/31/2018
Summary of operations
Net interest income (TE)	$987	$980	$1,008
Noninterest income	651	650	645
Total revenue (TE)	1,638	1,630	1,653
Provision for credit losses	109	200	59
Noninterest expense	980	939	1,012
Income (loss) from continuing operations attributable to Key	466	413	482
Income (loss) from discontinued operations, net of taxes	3	3	2
Net income (loss) attributable to Key	469	416	484

Income (loss) from continuing operations attributable to Key common shareholders	439	383	459
Income (loss) from discontinued operations, net of taxes	3	3	2
Net income (loss) attributable to Key common shareholders	442	386	461

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.39	$.45
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.45	.39	.45

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.45	.38	.45
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.45	.39	.45

Cash dividends declared	.185	.185	.17
Book value at period end	15.54	15.44	13.90
Tangible book value at period end	12.56	12.48	11.14
Market price at period end	20.24	17.84	14.78

Performance ratios
From continuing operations:
Return on average total assets	1.27%	1.14%	1.37%
Return on average common equity	11.40	9.99	13.07
Return on average tangible common equity (b)	14.09	12.38	16.40
Net interest margin (TE)	2.98	3.00	3.16
Cash efficiency ratio (b)	58.7	56.0	59.9

From consolidated operations:
Return on average total assets	1.27%	1.14%	1.37%
Return on average common equity	11.48	10.07	13.13
Return on average tangible common equity (b)	14.19	12.48	16.47
Net interest margin (TE)	2.97	2.98	3.14
Loan to deposit (c)	86.6	85.3	85.6

Capital ratios at period end
Key shareholders’ equity to assets	11.75%	11.67%	11.17%
Key common shareholders’ equity to assets	10.47	10.40	10.15
Tangible common equity to tangible assets (b)	8.64	8.58	8.30
Common Equity Tier 1 (d)	9.43	9.48	9.93
Tier 1 risk-based capital (d)	10.85	10.91	11.08
Total risk-based capital (d)	12.77	12.90	12.89
Leverage (d)	9.86	9.93	9.89

Asset quality — from continuing operations
Net loan charge-offs	$99	$196	$60
Net loan charge-offs to average loans	.42%	.85%	.27%
Allowance for loan and lease losses	$900	$893	$883
Allowance for credit losses	968	958	946
Allowance for loan and lease losses to period-end loans	.95%	.96%	.99%
Allowance for credit losses to period-end loans	1.02	1.03	1.06
Allowance for loan and lease losses to nonperforming loans (e)	156.0	152.6	162.9
Allowance for credit losses to nonperforming loans (e)	167.8	163.8	174.5
Nonperforming loans at period-end (e)	$577	$585	$542
Nonperforming assets at period-end (e)	715	711	577
Nonperforming loans to period-end portfolio loans (e)	.61%	.63%	.61%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (e)	.75	.77	.64

Trust assets
Assets under management	$40,833	$39,416	$36,775

Other data
Average full-time equivalent employees	16,537	16,898	17,664
Branches	1,098	1,101	1,159

Taxable-equivalent adjustment	$8	$8	$8

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

Financial Highlights (continued)
(dollars in millions, except per share amounts)
	Twelve months ended
	12/31/2019	12/31/2018
Summary of operations
Net interest income (TE)	$3,941	$3,940
Noninterest income	2,459	2,515
Total revenue (TE)	6,400	6,455
Provision for credit losses	445	246
Noninterest expense	3,901	3,975
Income (loss) from continuing operations attributable to Key	1,708	1,859
Income (loss) from discontinued operations, net of taxes	9	7
Net income (loss) attributable to Key	1,717	1,866

Income (loss) from continuing operations attributable to Key common shareholders	$1,611	$1,793
Income (loss) from discontinued operations, net of taxes	9	7
Net income (loss) attributable to Key common shareholders	1,620	1,800

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$1.62	$1.72
Income (loss) from discontinued operations, net of taxes	.01	.01
Net income (loss) attributable to Key common shareholders (a)	1.63	1.73

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	1.61	1.70
Income (loss) from discontinued operations, net of taxes — assuming dilution	.01	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	1.62	1.71

Cash dividends paid	.71	.565

Performance ratios
From continuing operations:
Return on average total assets	1.19%	1.36%
Return on average common equity	10.83	12.88
Return on average tangible common equity (b)	13.46	16.22
Net interest margin (TE)	3.04	3.17
Cash efficiency ratio (b)	59.6	60.0

From consolidated operations:
Return on average total assets	1.19%	1.35%
Return on average common equity	10.89	12.93
Return on average tangible common equity (b)	13.53	16.28
Net interest margin (TE)	3.03	3.15

Asset quality — from continuing operations
Net loan charge-offs	$424	$234
Net loan charge-offs to average total loans	.46%	.26%

Other data
Average full-time equivalent employees	17,045	18,180

Taxable-equivalent adjustment	32	31

(a)	Earnings per share may not foot due to rounding.

(b)
The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

(c)	Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.

(d)	December 31, 2019, ratio is estimated.

(e)	Nonperforming loan balances exclude $446 million, $497 million, and $575 million of purchased credit impaired loans at December 31, 2019, September 30, 2019, and December 31, 2018, respectively.

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

GAAP to Non-GAAP Reconciliations
(dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue," “cash efficiency ratio," "earnings per common share excluding notable items," "net loan charge-offs to average loans excluding notable items," and "provision for credit losses excluding notable items."

Notable items include certain revenue or expense items that may occur in a reporting period which management does not consider indicative of ongoing financial performance. Management believes it is useful to consider certain financial metrics with and without notable items, in order to enable a better understanding of company results, increase comparability of period-to-period results, and to evaluate and forecast those results.

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduced a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Twelve months ended
	12/31/2019	9/30/2019	12/31/2018	12/31/2019	12/31/2018
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$17,038	$17,116	$15,595
Less: Intangible assets (a)	2,910	2,928	2,818
Preferred Stock (b)	1,856	1,856	1,421
Tangible common equity (non-GAAP)	$12,272	$12,332	$11,356
Total assets (GAAP)	$144,988	$146,691	$139,613
Less: Intangible assets (a)	2,910	2,928	2,818
Tangible assets (non-GAAP)	$142,078	$143,763	$136,795
Tangible common equity to tangible assets ratio (non-GAAP)	8.64%	8.58%	8.30%
Earnings per common share (EPS) excluding notable items
EPS from continuing operations attributable to Key common shareholders — assuming dilution (GAAP)	$.45	$.38	$.45
Plus: EPS impact of notable items	.03	.10	.03
EPS from continuing operations attributable to Key common shareholders — assuming dilution excluding notable items (non-GAAP)	$.48	$.48	$.48
Pre-provision net revenue
Net interest income (GAAP)	$979	$972	$1,000	$3,909	$3,909
Plus: Taxable-equivalent adjustment	8	8	8	32	31
Noninterest income	651	650	645	2,459	2,515
Less: Noninterest expense	980	939	1,012	3,901	3,975
Pre-provision net revenue from continuing operations (non-GAAP)	$658	$691	$641	$2,499	$2,480
Average tangible common equity
Average Key shareholders' equity (GAAP)	$17,178	$17,113	$15,384	$16,636	$15,131
Less: Intangible assets (average) (c)	2,919	2,942	2,828	2,909	2,869
Preferred stock (average)	1,900	1,900	1,450	1,755	1,205
Average tangible common equity (non-GAAP)	$12,359	$12,271	$11,106	$11,972	$11,057
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$439	$383	$459	$1,611	$1,793
Plus: Notable items, after tax (d)	29	94	31	183	31
Net income (loss) from continuing operations attributable to Key common shareholders excluding notable items (non-GAAP)	$468	$477	$490	$1,794	$1,824
Average tangible common equity (non-GAAP)	12,359	12,271	11,106	11,972	11,057

Return on average tangible common equity from continuing operations (non-GAAP)	14.09%	12.38%	16.40%	13.46%	16.22%
Return on average tangible common equity from continuing operations excluding notable items (non-GAAP)	15.02%	15.42%	17.50%	14.98%	16.50%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$442	$386	$461	$1,620	$1,800
Average tangible common equity (non-GAAP)	12,359	12,271	11,106	11,972	11,057

Return on average tangible common equity consolidated (non-GAAP)	14.19%	14.19%	16.47%	13.53%	16.28%

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
	Three months ended			Twelve months ended
	12/31/2019	9/30/2019	12/31/2018	12/31/2019	12/31/2018
Cash efficiency ratio
Noninterest expense (GAAP)	$980	$939	$1,012	$3,901	$3,975
Less: Intangible asset amortization	19	26	22	89	99
Adjusted noninterest expense (non-GAAP)	$961	$913	$990	$3,812	$3,876
Less: Notable items (d)	22	—	41	100	41
Adjusted noninterest expense excluding notable items (non-GAAP)	$939	$913	$949	$3,712	$3,835

Net interest income (GAAP)	$979	$972	$1,000	$3,909	$3,909
Plus: Taxable-equivalent adjustment	8	8	8	32	31
Noninterest income	651	650	645	2,459	2,515
Total taxable-equivalent revenue (non-GAAP)	$1,638	$1,630	$1,653	$6,400	$6,455

Cash efficiency ratio (non-GAAP)	58.7%	56.0%	59.9%	59.6%	60.0%

Cash efficiency ratio excluding notable items (non-GAAP)	57.3%	56.0%	57.4%	58.0%	59.4%
Net loan charge-offs to average total loans excluding notable items
Net loan charge-offs (GAAP)	$99	$196	$60	$424	$234
Less: Notable items	16	123	—	139	—
Net loan charge-offs excluding notable items (non-GAAP)	$83	$73	$60	$285	$234

Average loans outstanding	$93,607	$91,956	$89,288	$91,511	$88,338

Net loan charge-offs to average total loans excluding notable items (non-GAAP)	.35%	.31%	.27%	.31%	.26%
Provision for credit losses excluding notable items
Provision for credit losses (GAAP)	$109	$200	$59	$445	$246
Less: Notable Items	16	123	—	139	—
Provision for credit loses excluding notable items (non-GAAP)	$93	$77	$59	$306	$246

Three months ended
12/31/2019
Common Equity Tier 1 under the Regulatory Capital Rules (“RCR”) (estimates)
Common Equity Tier 1 under current RCR	$12,353
Adjustments from current RCR to the fully phased-in RCR:
Deferred tax assets and other intangible assets (e)	—
Common Equity Tier 1 anticipated under the fully phased-in RCR (f)	$12,353

Net risk-weighted assets under current RCR	$131,009
Adjustments from current RCR to the fully phased-in RCR:
Mortgage servicing assets (g)	878
Deferred tax assets	201
All other assets	—
Total risk-weighted assets anticipated under the fully phased-in RCR (f)	$132,088

Common Equity Tier 1 ratio under the fully phased-in RCR (f)	9.35%

(a)
For the three months ended December 31, 2019, September 30, 2019, and December 31, 2018, intangible assets exclude $7 million, $9 million, and $14 million, respectively, of period-end purchased credit card receivables.

(b)	Net of capital surplus.

(c)
For the three months ended December 31, 2019, September 30, 2019, and December 31, 2018, average intangible assets exclude $8 million, $9 million, and $15 million, respectively, of average purchased credit card receivables. For the twelve months ended December 31, 2019, and December 31, 2018, average intangible assets exclude $10 million and $20 million, respectively, of average purchase credit card receivables.

(d)	Additional detail provided in Notable Items table on page 24 of this release.

(e)
Includes the deferred tax assets subject to future taxable income for realization, primarily tax credit carryforwards, as well as intangible assets (other than goodwill and mortgage servicing assets) subject to the transition provisions of the final rule.

(f)
The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (fully phased-in); Key is subject to the Regulatory Capital Rules under the “standardized approach.”

(g)	Item is included in the 25% exceptions bucket calculation and is risk-weighted at 250%.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

Consolidated Balance Sheets
(dollars in millions)

	12/31/2019	9/30/2019	12/31/2018
Assets
Loans	$94,646	$92,760	$89,552
Loans held for sale	1,334	1,598	1,227
Securities available for sale	21,843	22,378	19,428
Held-to-maturity securities	10,067	10,490	11,519
Trading account assets	1,040	963	849
Short-term investments	1,272	3,351	2,562
Other investments	605	620	666
Total earning assets	130,807	132,160	125,803
Allowance for loan and lease losses	(900)	(893)	(883)
Cash and due from banks	732	636	678
Premises and equipment	814	815	882
Goodwill	2,664	2,664	2,516
Other intangible assets	253	272	316
Corporate-owned life insurance	4,233	4,216	4,171
Accrued income and other assets	5,494	5,881	5,030
Discontinued assets	891	940	1,100
Total assets	$144,988	146,691	139,613

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$66,714	$65,604	$59,918
Savings deposits	4,651	4,668	4,854
Certificates of deposit ($100,000 or more)	6,598	7,194	7,913
Other time deposits	5,054	5,300	5,332
Total interest-bearing deposits	83,017	82,766	78,017
Noninterest-bearing deposits	28,853	28,883	29,292
Total deposits	111,870	111,649	107,309
Federal funds purchased and securities sold under repurchase agreements	387	182	319
Bank notes and other short-term borrowings	705	700	544
Accrued expense and other liabilities	2,540	2,574	2,113
Long-term debt	12,448	14,470	13,732
Total liabilities	127,950	129,575	124,017

Equity
Preferred stock	1,900	1,900	1,450
Common shares	1,257	1,257	1,257
Capital surplus	6,295	6,287	6,331
Retained earnings	12,469	12,209	11,556
Treasury stock, at cost	(4,909)	(4,696)	(4,181)
Accumulated other comprehensive income (loss)	26	159	(818)
Key shareholders’ equity	17,038	17,116	15,595
Noncontrolling interests	—	—	1
Total equity	17,038	17,116	15,596
Total liabilities and equity	$144,988	$146,691	$139,613

Common shares outstanding (000)	977,189	988,538	1,019,503

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Twelve months ended
	12/31/2019	9/30/2019	12/31/2018	12/31/2019	12/31/2018
Interest income
Loans	$1,046	$1,073	$1,058	$4,267	$4,023
Loans held for sale	17	18	26	63	66
Securities available for sale	137	136	115	537	409
Held-to-maturity securities	63	64	71	262	284
Trading account assets	8	7	8	32	29
Short-term investments	12	16	15	61	46
Other investments	2	3	4	13	21
Total interest income	1,285	1,317	1,297	5,235	4,878
Interest expense
Deposits	201	227	174	853	517
Federal funds purchased and securities sold under repurchase agreements	1	—	1	2	11
Bank notes and other short-term borrowings	4	4	4	17	21
Long-term debt	100	114	118	454	420
Total interest expense	306	345	297	1,326	969
Net interest income	979	972	1,000	3,909	3,909
Provision for credit losses	109	200	59	445	246
Net interest income after provision for credit losses	870	772	941	3,464	3,663
Noninterest income
Trust and investment services income	120	118	121	475	499
Investment banking and debt placement fees	181	176	186	630	650
Service charges on deposit accounts	86	86	84	337	349
Operating lease income and other leasing gains	39	42	28	162	89
Corporate services income	65	63	58	236	233
Cards and payments income	67	69	68	275	270
Corporate-owned life insurance income	39	32	39	136	137
Consumer mortgage income	14	14	7	46	30
Mortgage servicing fees	26	23	21	94	82
Other income (a)	14	27	33	68	176
Total noninterest income	651	650	645	2,459	2,515
Noninterest expense
Personnel	551	547	576	2,250	2,309
Net occupancy	76	72	75	293	308
Computer processing	51	53	55	214	210
Business services and professional fees	54	43	49	186	184
Equipment	25	27	26	100	105
Operating lease expense	32	33	32	123	120
Marketing	27	26	25	96	102
FDIC assessment	8	7	9	31	72
Intangible asset amortization	19	26	22	89	99
OREO expense, net	3	3	1	13	6
Other expense	134	102	142	506	460
Total noninterest expense	980	939	1,012	3,901	3,975
Income (loss) from continuing operations before income taxes	541	483	574	2,022	2,203
Income taxes	75	70	92	314	344
Income (loss) from continuing operations	466	413	482	1,708	1,859
Income (loss) from discontinued operations, net of taxes	3	3	2	9	7
Net income (loss)	469	416	484	1,717	1,866
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	—
Net income (loss) attributable to Key	$469	$416	$484	$1,717	$1,866

Income (loss) from continuing operations attributable to Key common shareholders	$439	$383	$459	$1,611	$1,793
Net income (loss) attributable to Key common shareholders	442	386	461	1,620	1,800
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.39	$.45	$1.62	$1.72
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.45	.39	.45	1.63	1.73
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.38	$.45	$1.61	$1.70
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.45	.39	.45	1.62	1.71

Cash dividends declared per common share	$.185	$.185	$.17	$.710	$.565

Weighted-average common shares outstanding (000)	973,450	988,319	1,018,614	992,091	1,040,890
Effect of common share options and other stock awards	10,911	10,009	11,803	10,163	13,792
Weighted-average common shares and potential common shares outstanding (000) (c)	984,361	998,328	1,030,417	1,002,254	1,054,682

(a)
For the three and twelve months ended December 31, 2019, net securities gains (losses) totaled $5 million and $20 million, respectively. For the three months ended September 30, 2019, net securities gains (losses) totaled $15 million. For the three and twelve months ended December 31, 2018, net securities gains (losses) totaled less than $1 million. For the three months ended December 31, 2019, September 30, 2019, and December 31, 2018, and the twelve months ended December 31, 2019 and December 31, 2018, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	Fourth Quarter 2019			Third Quarter 2019			Fourth Quarter 2018
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$48,345	$522	4.28%	$48,322	$543	4.46%	$45,129	$512	4.51%
Real estate — commercial mortgage	13,335	159	4.71	13,056	163	4.95	14,656	185	5.03
Real estate — construction	1,495	18	4.87	1,463	19	5.22	1,761	23	5.26
Commercial lease financing	4,482	39	3.52	4,497	42	3.68	4,482	43	3.79
Total commercial loans	67,657	738	4.33	67,338	767	4.52	66,028	763	4.59
Real estate — residential mortgage	6,777	65	3.83	6,256	62	3.97	5,496	54	3.97
Home equity loans	10,362	122	4.69	10,488	132	4.97	11,234	141	4.96
Consumer direct loans	3,125	51	6.45	2,548	45	6.99	1,806	36	7.87
Credit cards	1,103	32	11.38	1,100	32	11.59	1,112	33	11.61
Consumer indirect loans	4,583	46	3.99	4,226	43	4.10	3,612	39	4.28
Total consumer loans	25,950	316	4.84	24,618	314	5.07	23,260	303	5.16
Total loans	93,607	1,054	4.47	91,956	1,081	4.67	89,288	1,066	4.74
Loans held for sale	1,653	17	4.11	1,558	18	4.65	2,319	26	4.50
Securities available for sale (b), (e)	22,262	137	2.49	21,867	136	2.52	18,626	115	2.38
Held-to-maturity securities (b)	10,264	63	2.43	10,684	64	2.41	11,683	71	2.42
Trading account assets	1,103	8	3.08	884	7	3.00	934	8	3.42
Short-term investments	2,716	12	1.73	2,861	16	2.19	2,795	15	2.12
Other investments (e)	603	2	1.82	624	3	1.82	671	4	2.86
Total earning assets	132,208	1,293	3.90	130,434	1,325	4.05	126,316	1,305	4.09
Allowance for loan and lease losses	(882)			(881)			(878)
Accrued income and other assets	14,402			14,605			13,743
Discontinued assets	908			957			1,120
Total assets	$146,636			$145,115			$140,301
Liabilities
NOW and money market deposit accounts	$66,412	135.81		$64,595	154.94		$59,292	110.74
Savings deposits	4,660	1.07		4,709	1.10		4,915	1.08
Certificates of deposit ($100,000 or more)	6,899	40	2.31	7,625	45	2.37	8,217	42	2.02
Other time deposits	5,187	25	1.92	5,449	27	1.96	5,255	21	1.59
Total interest-bearing deposits	83,158	201.96		82,378	227	1.09	77,679	174.89
Federal funds purchased and securities sold under repurchase agreements	267	1.75		187	—	.50	281	1.12
Bank notes and other short-term borrowings	801	4	2.02	626	4	2.04	618	4	3.05
Long-term debt (f), (g)	12,531	100	3.22	13,347	114	3.51	12,963	118	3.58
Total interest-bearing liabilities	96,757	306	1.25	96,538	345	1.42	91,541	297	1.28
Noninterest-bearing deposits	29,446			27,901			30,273
Accrued expense and other liabilities	2,347			2,605			1,981
Discontinued liabilities (g)	908			957			1,120
Total liabilities	129,458			128,001			124,915
Equity
Key shareholders’ equity	17,178			17,113			15,384
Noncontrolling interests	—			1			2
Total equity	17,178			17,114			15,386
Total liabilities and equity	$146,636			$145,115			$140,301
Interest rate spread (TE)			2.65%			2.63%			2.81%
Net interest income (TE) and net interest margin (TE)		987	2.98%		980	3.00%		1,008	3.16%
TE adjustment (b)		8			8			8
Net interest income, GAAP basis		$979			$972			$1,000

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)
Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended December 31, 2019, September 30, 2019, and December 31, 2018.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $146 million, $144 million, and $132 million of assets from commercial credit cards for the three months ended December 31, 2019, September 30, 2019, and December 31, 2018, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	Twelve months ended December 31, 2019			Twelve months ended December 31, 2018
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$47,482	$2,144	4.51%	$44,418	$1,926	4.34%
Real estate — commercial mortgage	13,641	676	4.95	14,267	698	4.90
Real estate — construction	1,485	78	5.24	1,816	90	4.97
Commercial lease financing	4,488	163	3.63	4,534	168	3.70
Total commercial loans	67,096	3,061	4.56	65,035	2,882	4.43
Real estate — residential mortgage	6,095	241	3.95	5,473	217	3.97
Home equity loans	10,634	526	4.95	11,530	547	4.74
Consumer direct loans	2,475	176	7.11	1,782	137	7.66
Credit cards	1,100	127	11.51	1,092	125	11.40
Consumer indirect loans	4,111	168	4.09	3,426	146	4.27
Total consumer loans	24,415	1,238	5.07	23,303	1,172	5.03
Total loans	91,511	4,299	4.70	88,338	4,054	4.59
Loans held for sale	1,411	63	4.48	1,501	66	4.43
Securities available for sale (b), (e)	21,362	537	2.51	17,898	409	2.20
Held-to-maturity securities (b)	10,841	262	2.41	12,003	284	2.37
Trading account assets	1017	32	3.18	893	29	3.25
Short-term investments	2,876	61	2.11	2,450	46	1.86
Other investments (e)	630	13	2.09	697	21	3.04
Total earning assets	129,648	5,267	4.06	123,780	4,909	3.94
Allowance for loan and lease losses	(880)			(878)
Accrued income and other assets	14,411			13,910
Discontinued assets	984			1,212
Total assets	$144,163			$138,024
Liabilities
NOW and money market deposit accounts	$63,731	566.89		$56,001	297.53
Savings deposits	4,740	4.09		5,704	14.24
Certificates of deposit ($100,000 or more)	7,757	180	2.32	7,728	139	1.80
Other time deposits	5,426	103	1.90	5,025	67	1.34
Total interest-bearing deposits	81,654	853	1.04	74,458	517.69
Federal funds purchased and securities sold under repurchase agreements	264	2.66		928	11	1.14
Bank notes and other short-term borrowings	730	17	2.31	915	21	2.34
Long-term debt (f), (g)	13,062	454	3.52	12,715	420	3.27
Total interest-bearing liabilities	95,710	1,326	1.39	89,016	969	1.09
Noninterest-bearing deposits	28,376			30,593
Accrued expense and other liabilities	2,456			2,071
Discontinued liabilities (g)	984			1,212
Total liabilities	127,526			122,892
Equity
Key shareholders’ equity	16,636			15,131
Noncontrolling interests	1			1
Total equity	16,637			15,132
Total liabilities and equity	$144,163			$138,024
Interest rate spread (TE)			2.67%			2.85%
Net interest income (TE) and net interest margin (TE)		3,941	3.04%		3,940	3.17%
TE adjustment (b)		32			31
Net interest income, GAAP basis		$3,909			$3,909

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)
Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% and 35% for the twelve months ended December 31, 2019, and December 31, 2018, respectively.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $141 million and $126 million of assets from commercial credit cards for the twelve months ended December 31, 2019, and December 31, 2018, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

Noninterest Expense
(dollars in millions)

	Three months ended			Twelve months ended
	12/31/2019	9/30/2019	12/31/2018	12/31/2019	12/31/2018
Personnel (a)	$551	$547	$576	$2,250	$2,309
Net occupancy	76	72	75	293	308
Computer processing	51	53	55	214	210
Business services and professional fees	54	43	49	186	184
Equipment	25	27	26	100	105
Operating lease expense	32	33	32	123	120
Marketing	27	26	25	96	102
FDIC assessment	8	7	9	31	72
Intangible asset amortization	19	26	22	89	99
OREO expense, net	3	3	1	13	6
Other expense	134	102	142	506	460
Total noninterest expense	$980	$939	$1,012	$3,901	$3,975
Average full-time equivalent employees (b)	16,537	16,898	17,664	17,045	18,180

(a)	Additional detail provided in Personnel Expense table below.

(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended			Twelve months ended
	12/31/2019	9/30/2019	12/31/2018	12/31/2019	12/31/2018
Salaries and contract labor	$312	$314	$336	$1,268	$1,351
Incentive and stock-based compensation	154	143	139	584	569
Employee benefits	85	87	77	348	343
Severance	—	3	24	50	46
Total personnel expense	$551	$547	$576	$2,250	$2,309

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

Loan Composition
(dollars in millions)

				Percent change 12/31/2019 vs
	12/31/2019	9/30/2019	12/31/2018	9/30/2019	12/31/2018
Commercial and industrial (a)	$48,295	$48,362	$45,753	(.1)%	5.6%
Commercial real estate:
Commercial mortgage	13,491	13,167	14,285	2.5	(5.6)
Construction	1,558	1,480	1,666	5.3	(6.5)
Total commercial real estate loans	15,049	14,647	15,951	2.7	(5.7)
Commercial lease financing (b)	4,688	4,470	4,606	4.9	1.8
Total commercial loans	68,032	67,479	66,310.8		2.6
Residential — prime loans:
Real estate — residential mortgage	7,023	6,527	5,513	7.6	27.4
Home equity loans	10,274	10,456	11,142	(1.7)	(7.8)
Total residential — prime loans	17,297	16,983	16,655	1.8	3.9
Consumer direct loans	3,513	2,789	1,809	26.0	94.2
Credit cards	1,130	1,105	1,144	2.3	(1.2)
Consumer indirect loans	4,674	4,404	3,634	6.1	28.6
Total consumer loans	26,614	25,281	23,242	5.3	14.5
Total loans (c)	$94,646	$92,760	$89,552	2.0%	5.7%

(a)	Loan balances include $144 million, $147 million, and $132 million of commercial credit card balances at December 31, 2019, September 30, 2019, and December 31, 2018, respectively.

(b)
Commercial lease financing includes receivables held as collateral for a secured borrowing of $15 million, $10 million, and $10 million at December 31, 2019, September 30, 2019, and December 31, 2018, respectively. Principal reductions are based on the cash payments received from these related receivables.

(c)
Total loans exclude loans of $865 million at December 31, 2019, $915 million at September 30, 2019, and $1.1 billion at December 31, 2018, related to the discontinued operations of the education lending business.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 12/31/2019 vs
	12/31/2019	9/30/2019	12/31/2018	9/30/2019	12/31/2018
Commercial and industrial	$367	$195	$279	88.2%	31.5%
Real estate — commercial mortgage	772	1,123	894	(31.3)	(13.6)
Commercial lease financing	2	100	—	(98.0)	N/M
Real estate — residential mortgage	140	120	54	16.7	159.3
Consumer direct loans	53	60	—	(11.7)	N/M
Total loans held for sale (a)	$1,334	$1,598	$1,227	(16.5)%	8.7%

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $140 million at December 31, 2019, $120 million at September 30, 2019, and $54 million at December 31, 2018.

Summary of Changes in Loans Held for Sale
(in millions)

	4Q19	3Q19	2Q19	1Q19	4Q18
Balance at beginning of period	$1,598	$1,790	$894	$1,227	$1,618
New originations	3,659	3,222	3,218	1,676	5,057
Transfers from (to) held to maturity, net	26	237	42	6	24
Loan sales	(3,933)	(3,602)	(2,358)	(2,017)	(5,448)
Loan draws (payments), net	(18)	(49)	(6)	2	(24)
Valuation adjustments	2	—	—	—	—
Balance at end of period (a)	$1,334	$1,598	$1,790	$894	$1,227

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $140 million at December 31, 2019, $120 million at September 30, 2019, $164 million at June 30, 2019, $71 million at March 31, 2019, and $54 million at December 31, 2018.

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended			Twelve months ended
	12/31/2019	9/30/2019	12/31/2018	12/31/2019	12/31/2018
Average loans outstanding	$93,607	$91,956	$89,288	$91,511	$88,338
Allowance for loan and lease losses at beginning of period	$893	$890	$887	$883	$877
Loans charged off:
Commercial and industrial	77	176	45	319	159

Real estate — commercial mortgage	2	—	12	8	21
Real estate — construction	1	—	—	5	—
Total commercial real estate loans	3	—	12	13	21
Commercial lease financing	1	1	1	26	10
Total commercial loans	81	177	58	358	190
Real estate — residential mortgage	—	1	—	3	3
Home equity loans	3	6	7	19	21
Consumer direct loans	11	10	9	41	36
Credit cards	10	11	10	44	44
Consumer indirect loans	10	8	8	34	30
Total consumer loans	34	36	34	141	134
Total loans charged off	115	213	92	499	324
Recoveries:
Commercial and industrial	5	6	19	27	37

Real estate — commercial mortgage	—	—	1	2	3
Real estate — construction	—	—	1	—	2
Total commercial real estate loans	—	—	2	2	5
Commercial lease financing	1	1	1	5	5
Total commercial loans	6	7	22	34	47
Real estate — residential mortgage	1	—	—	2	2
Home equity loans	2	2	2	8	11
Consumer direct loans	2	2	2	7	7
Credit cards	1	2	2	7	7
Consumer indirect loans	4	4	4	17	16
Total consumer loans	10	10	10	41	43
Total recoveries	16	17	32	75	90
Net loan charge-offs	(99)	(196)	(60)	(424)	(234)
Provision (credit) for loan and lease losses	106	199	56	441	240
Allowance for loan and lease losses at end of period	$900	$893	$883	$900	$883

Liability for credit losses on lending-related commitments at beginning of period	$65	$64	$60	$64	$57
Provision (credit) for losses on lending-related commitments	3	1	3	4	6
Liability for credit losses on lending-related commitments at end of period (a)	$68	$65	$63	$68	$63

Total allowance for credit losses at end of period	$968	$958	$946	$968	$946

Net loan charge-offs to average total loans	.42%	.85%	.27%	.46%	.26%
Allowance for loan and lease losses to period-end loans	.95	.96	.99	.95	.99
Allowance for credit losses to period-end loans	1.02	1.03	1.06	1.02	1.06
Allowance for loan and lease losses to nonperforming loans	156.0	152.6	162.9	156.0	162.9
Allowance for credit losses to nonperforming loans	167.8	163.8	174.5	167.8	174.5

Discontinued operations — education lending business:
Loans charged off	$3	$1	$4	$12	$15
Recoveries	2	1	1	5	5
Net loan charge-offs	$(1)	—	$(3)	$(7)	$(10)

(a)	Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

Asset Quality Statistics From Continuing Operations
(dollars in millions)
	4Q19	3Q19	2Q19	1Q19	4Q18
Net loan charge-offs	$99	$196	$65	$64	$60
Net loan charge-offs to average total loans	.42%	.85%	.29%	.29%	.27%
Allowance for loan and lease losses	$900	$893	$890	$883	$883
Allowance for credit losses (a)	968	958	954	945	946
Allowance for loan and lease losses to period-end loans	.95%	.96%	.97%	.98%	.99%
Allowance for credit losses to period-end loans	1.02	1.03	1.04	1.05	1.06
Allowance for loan and lease losses to nonperforming loans (b)	156.0	152.6	158.6	161.1	162.9
Allowance for credit losses to nonperforming loans (b)	167.8	163.8	170.1	172.4	174.5
Nonperforming loans at period end (b)	$577	$585	$561	$548	$542
Nonperforming assets at period end (b)	715	711	608	597	577
Nonperforming loans to period-end portfolio loans (b)	.61%	.63%	.61%	.61%	.61%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (b)	.75	.77	.66	.66	.64

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.

(b)
Nonperforming loan balances exclude $446 million, $497 million, $518 million, $551 million, and $575 million of purchased credit impaired loans at December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, respectively.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Commercial and industrial	$264	$238	$189	$170	$152

Real estate — commercial mortgage	83	92	85	82	81
Real estate — construction	2	2	2	2	2
Total commercial real estate loans	85	94	87	84	83
Commercial lease financing	6	7	7	9	9
Total commercial loans	355	339	283	263	244
Real estate — residential mortgage	48	42	62	64	62
Home equity loans	145	179	191	195	210
Consumer direct loans	4	3	3	3	4
Credit cards	3	2	2	3	2
Consumer indirect loans	22	20	20	20	20
Total consumer loans	222	246	278	285	298
Total nonperforming loans (a)	577	585	561	548	542
OREO	35	39	38	40	35
Nonperforming loans held for sale	94	78	—	—	—
Other nonperforming assets	9	9	9	9	—
Total nonperforming assets (a)	$715	$711	$608	$597	$577
Accruing loans past due 90 days or more	101	54	74	118	112
Accruing loans past due 30 through 89 days	389	366	299	290	312
Restructured loans — accruing and nonaccruing (b)	347	347	395	365	399
Restructured loans included in nonperforming loans (b)	183	176	228	198	247
Nonperforming assets from discontinued operations — education lending business	7	7	7	7	8
Nonperforming loans to period-end portfolio loans (a)	.61%	.63%	.61%	.61%	.61%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (a)	.75	.77	.66	.66	.64

(a)
Nonperforming loan balances exclude $446 million, $497 million, $518 million, $551 million, and $575 million of purchased credit impaired loans at December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, respectively.

(b)
Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)
	4Q19	3Q19	2Q19	1Q19	4Q18
Balance at beginning of period	$585	$561	$548	$542	$645
Loans placed on nonaccrual status	268	271	189	196	103
Charge-offs	(114)	(91)	(84)	(91)	(92)
Loans sold	(1)	—	(38)	(18)	(16)
Payments	(59)	(37)	(23)	(22)	(53)
Transfers to OREO	(3)	(4)	(4)	(8)	(10)
Transfers to nonperforming loans held for sale	(47)	(78)	—	—	—
Transfers to other nonperforming assets	—	—	—	(13)	—
Loans returned to accrual status	(52)	(37)	(27)	(38)	(35)
Balance at end of period (a)	$577	$585	$561	$548	$542

(a)
Nonperforming loan balances exclude $446 million, $497 million, $518 million, $551 million, and $575 million of purchased credit impaired loans at December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, respectively.

KeyCorp Reports Fourth Quarter 2019 Profit
January 23, 2020

Line of Business Results
(dollars in millions)

						Percentage change 4Q19 vs.
	4Q19	3Q19	2Q19	1Q19	4Q18	3Q19	4Q18
Consumer Bank
Summary of operations
Total revenue (TE)	$825	$833	$825	$805	$829	(1.0)%	(.5)%
Provision for credit losses	55	48	40	45	43	14.6	27.9
Noninterest expense	552	531	552	540	554	4.0	(.4)
Net income (loss) attributable to Key	166	194	177	168	177	(14.4)	(6.2)
Average loans and leases	34,148	32,760	31,881	31,321	31,241	4.2	9.3
Average deposits	73,561	72,995	72,303	71,288	70,426.8		4.5
Net loan charge-offs	43	40	40	34	40	7.5	7.5
Net loan charge-offs to average total loans	.50%	.48%	.50%	.44%	.51%	N/A	N/A
Nonperforming assets at period end	$306	$354	$366	$365	$364	(13.6)	(15.9)
Return on average allocated equity	19.27%	22.82%	21.75%	21.27%	21.51%	N/A	N/A

Commercial Bank
Summary of operations
Total revenue (TE)	$771	$779	$760	$702	$771	(1.0)%	—%
Provision for credit losses	38	32	33	16	17	18.8	123.5
Noninterest expense	388	372	389	373	401	4.3	(3.2)
Net income (loss) attributable to Key	315	304	277	250	302	3.6	4.3
Average loans and leases	58,535	58,215	57,918	57,267	56,884.5		2.9
Average loans held for sale	1,465	1,325	1,168	1,066	2,250	10.6	(34.9)
Average deposits	38,224	36,204	35,960	34,417	35,113	5.6	8.9
Net loan charge-offs	39	35	23	30	19	11.4	105.3
Net loan charge-offs to average total loans	.26%	.24%	.16%	.21%	.13%	N/A	N/A
Nonperforming assets at period end	$402	$351	$235	$225	$205	14.5	96.1
Return on average allocated equity	26.69%	26.37%	24.09%	22.60%	26.64%	N/A	N/A
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful

Notable Items
(in millions)

	Three months ended			Twelve months ended
	12/31/2019	9/30/2019	12/31/2018	12/31/2019	12/31/2018
Provision for credit losses	$(16)	$(123)	—	$(139)	—

Professional fees related to fraud loss	(4)	—	—	(4)	—
Efficiency initiative expenses	—	—	$(24)	(76)	$(24)
Laurel Road acquisition expenses	—	—	—	(2)	—
Pension settlement charge	(18)	—	(17)	(18)	(17)
Total notable items	$(38)	$(123)	$(41)	$(239)	$(41)
Income taxes	(9)	(29)	(10)	(56)	(10)
Total notable items, after tax	$(29)	$(94)	$(31)	$(183)	$(31)